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                                                                    EXHIBIT 99.1


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W. R. Berkley Corporation                                                NEWS
165 Mason Street, P.O. Box 2518                                          RELEASE
Greenwich, Connecticut 06836-2518
(203) 629-3000
---------------------------------

FOR IMMEDIATE RELEASE                                    CONTACT:
                                                         Eugene G. Ballard
                                                         Senior Vice President -
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000

                       W. R. BERKLEY CORPORATION ANNOUNCES
                              ELECTION OF DIRECTORS

     Greenwich, CT, May 15, 2001 - W. R. Berkley Corporation (NYSE: BER) announced that, at its annual meeting held here today, its stockholders elected three new directors to three-year terms.

     The new members of the Company's board are: W. Robert Berkley, Jr., Ronald
E. Blaylock, and Mark E. Brockbank. Two former directors, Henry Kaufman and Martin Stone, reached mandatory retirement age and accordingly did not stand for re-election. W. R. Berkley Corporation now has nine board members.

     Mr. Berkley, Jr. serves as a vice president of W. R. Berkley Corporation and as president of Berkley International, LLC.

     Mr. Blaylock is the founder, chairman and chief executive officer of Blaylock & Partners, L.P., a full service investment banking firm in New York City, and is a director of American General Life Insurance Company of New York.

     Mr. Brockbank, an insurance consultant, previously served as chief executive officer and director of XL Brockbank LTD, an underwriting management agency at Lloyd's of London, and was a founder of XL Brockbank LTD's predecessor firm.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.